SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2004

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
Signature

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

     On October 15, 2004, Flowserve Corporation (the “Company”) appointed Mark A. Blinn as Vice President and Chief Financial Officer. The Company anticipates that Mr. Blinn will begin his employment with the Company in early November 2004.

     Mr. Blinn, age 42, is presently employed by FedEx Kinko’s and has served as its chief financial officer since February 2003 and as vice president and treasurer, tax and CAS from 2002 to February 2003. Prior to joining FedExKinko’s, Mr. Blinn served from 1999 to 2002 in various financial positions at Centex Corporation, including vice president and chief accounting officer, corporate controller and managing director of corporate finance. Prior to joining Centex, he held a number of senior management positions in finance, treasury and planning at FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc. Mr. Blinn also was formerly an attorney with Smith, Barshop, Stoffer & Millsap. Mr. Blinn holds bachelor of science in engineering, master of business administration and juris doctorate degrees from Southern Methodist University. He is a Chartered Financial Analyst and a member of the State Bar of Texas.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: October 15, 2004